Exhibit 10.12

November 9, 2023

Mass Mutual Ascend Life Insurance Company
c/o Barings LLC
300 S. Tryon Street, Suite 2500
Charlotte, NC 28202

Great American Insurance Company
c/o American Money Management Corporation
301 E. Fourth St., Cincinnati, OH 45202

    Re:    Side Letter Agreement Re: Note Extension

To Whom It May Concern:

    Reference is made to that certain Amended and Restated Secured Note dated as of October 24, 2019 (as amended by the First Omnibus Amendment to Secured Notes and Intercreditor Agreement, the Consent dated August 17, 2020, the Second Omnibus Amendment to Secured Notes, dated August 31, 2020, the Third Omnibus Amendment to Secured Notes and Second Amendment to Intercreditor Agreement dated September 25, 2020, the Fourth Omnibus Amendment to Secured Notes and Third Amendment to Intercreditor Agreement, dated November 25, 2020, the Consent to Note Assignments and DTV Note Extensions Under Secured Notes and Intercreditor Agreement dated August 30, 2021, the Fifth Omnibus Amendment to Secured Notes, Consent and Second Amendment to Asset Sale Under Secured Notes and Intercreditor Agreement, dated as of October 21, 2021, Sixth Omnibus Amendment to Secured Notes, dated as of November 28, 2022, Seventh Omnibus Amendment to Secured Notes, dated as of December 30, 2022, Eighth Omnibus Amendment to Secured Notes, dated as of August 8, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time (the "Secured Note"), by and among HC2 STATION GROUP, INC., HC2 BROADCASTING INC., HC2 NETWORK INC., DTV AMERICA CORPORATION, HC2 BROADCASTING INTERMEDIATE HOLDINGS INC., HC2 BROADCASTING HOLDINGS INC. (collectively, the "Borrowers") and MASSMUTUAL ASCEND LIFE INSURANCE COMPANY ("MassMutual"), and GREAT AMERICAN INSURANCE COMPANY ("GAIC" and together with MassMutual, the "Lenders").

    In consideration of Lenders entering into that certain Ninth Omnibus Amendment to Secured Notes, dated as of the date hereof (the “Ninth Amendment”), by and among the Borrowers, the Lenders and MSD PCOF PARTNERS XVIII, LLC, which amends certain provisions of the Secured Note, Innovate CORP., a Delaware corporation ("Innovate"), who as the one hundred percent (100%) owner of certain of the Borrowers shall receive material
INNOVATE Corp. | 222 Lakeview Avenue, Suite 1660 | West Palm Beach, FL 33401 | 212-235-2691 | www.innovatecorp.com

consideration from the Ninth Amendment, has agreed to enter into this letter agreement (this "Agreement") to provide for certain additional agreements in favor of the Lenders, as follows:

1.    In the event of (a) a sale of R2 Technologies, Inc., a Delaware corporation ("R2"), whether by merger of R2, sale of all of the issued and outstanding equity of R2, or sale of substantially all of the assets of R2 or any partial sale of the assets of R2 not in the ordinary course of business, including any additional equity investment, or the sale of any equity owned by Innovate in R2 (an "R2 Sale") or (b) the payment of a dividend or distribution by R2 (an "R2 Distribution" and together with an R2 Sale, an "R2 Payment Event"), Innovate covenants and agrees to cause the R2 Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of accrued and unpaid interest on the Secured Note, the outstanding principal amount of the Secured Note, accrued exit fees with respect to the Secured Note, and all other reasonable fees and expenses of Lenders with respect to the purchase of the Secured Note, all in accordance with the terms of the Secured Note (collectively, the "Full Repayment Amount") (subject to the prior application of any MediBeacon Proceeds or DBM Proceeds as provided herein). For purposes hereof, "R2 Net Proceeds" means the Proceeds (as defined below) received by Innovate from an R2 Payment Event or from R2 or by R2 from an R2 Sale, as and when received, including any contingent consideration, after payment of indebtedness due from R2, indebtedness secured by assets of R2 and due from R2 to the extent required by the terms of such indebtedness, in each case, as specified on the attached Schedule I, and other customary transaction fees and expenses. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the R2 Sale or the receipt of the R2 Distribution. For purposes hereof, "Proceeds" means all cash proceeds, and any non-cash proceeds when such non-cash proceeds are converted to cash in accordance with applicable laws and contractual restrictions and at a commercially reasonable value. For the avoidance of doubt, any Proceeds received by Pansend as repayment of debt held by Pansend shall be included in R2 Net Proceeds. Innovate covenants and agrees to, and to cause its subsidiaries to, use commercially reasonable efforts to convert non-cash proceeds to cash to the extent such conversion can be done in compliance with the prior sentence.

2.    In the event of (a) a sale of all or any portion of the interest in MediBeacon, Inc., a Delaware corporation (the "MediBeacon Interest") held by Pansend Life Sciences, LLC, a Delaware limited liability company ("Pansend"), whether by merger of MediBeacon, sale of all or any portion of the issued and outstanding equity of MediBeacon, or sale of substantially all of the assets of MediBeacon or a sale of a portion of the assets of MediBeacon outside the ordinary course of business (a "MediBeacon Sale") or (b) the payment of a dividend or distribution by MediBeacon (a "MediBeacon Distribution" and together with a MediBeacon Sale, a "MediBeacon Payment Event"), to the extent the Secured Note remains outstanding at such time, Innovate covenants and agrees to cause the MediBeacon Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of the Full Repayment Amount (subject to the prior application of any R2 Proceeds or DBM Proceeds as provided herein). For purposes hereof, "MediBeacon Net Proceeds" means the Proceeds received from a MediBeacon Payment Event by Innovate or its controlled subsidiaries, as and when received, including any contingent or deferred consideration, after payment of indebtedness secured by assets of Pansend or its subsidiaries and due from Pansend to the extent required by the terms of such indebtedness, in each case, as specified on the attached Schedule I (the "Scheduled Indebtedness"), and other customary transaction fees and expenses. For the avoidance of doubt, any Proceeds received by Pansend as repayment of debt held by Pansend shall be included in MediBeacon Net Proceeds. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the MediBeacon Sale or the receipt of the MediBeacon Distribution, or in the case of contingent or deferred consideration, after receipt of such contingent or deferred consideration.

3.    In the event of a sale of all or any portion of the interest in DBM Global, Inc., a Delaware corporation (the "DBM Interest") held by DBM Global Intermediate Holdco Inc., a Delaware limited liability company ("DBM"), whether by merger of DBM, sale of all or any portion of the issued and outstanding equity of DBM, or sale of substantially all of the assets of DBM or a sale of a portion of the assets of DBM outside the ordinary course of business (a "DBM Sale"), to the extent the Secured Note remains outstanding at such time, Innovate covenants and agrees to cause the DBM Net Proceeds (as defined below) to be used to cause Borrowers to repay the Secured Note by payment of the Full Repayment Amount (subject to the prior application of any R2 Proceeds or MediBeacon Proceeds as provided herein). For purposes hereof, "DBM Net Proceeds" means the Proceeds received by Innovate or from DBM or by DBM from a DBM Sale from a DBM Sale, as and when received, including any contingent or deferred consideration, after payment of (a) any indebtedness of DBM to the extent required by the terms of such indebtedness, (b) any indebtedness of Innovate to the extent required by the terms of such indebtedness, including without limitation the Indenture Documents (as defined below), and (c) other customary transaction fees and expenses. Any payment pursuant to this Section shall be made within five (5) business days of the closing of the DBM Sale, or in the case of contingent or deferred consideration, after receipt of such contingent or deferred consideration. For purposes hereof, the "Indenture Documents" means that certain (a) the First Supplemental Indenture dated August 19, 2020, between INNOVATE Corp. (f/k/a HC2 Holdings, Inc.) and U.S. Bank National Association, (b) the Indenture governing the 8.500% senior secured notes due 2026, dated as of February 1, 2021, by and among INNOVATE Corp. (f/k/a HC2 Holdings, Inc.), the guarantors party thereto and U.S. Bank National Association, (c) the Indenture governing the 7.5% convertible senior notes due 2026, dated as of February 1, 2021, by and between INNOVATE Corp. (f/k/a HC2 Holdings, Inc.) and U.S. Bank National Association.

4.    Innovate covenants and agrees to provide Lenders with monthly updates on any process undertaken with respect to an R2 Sale or MediBeacon Sale to the extent legally permitted. Innovate represents and warrants that no indebtedness or other obligation of Innovate is required to pay paid or prepaid in whole or in part in connection with an R2 Sale or MediBeacon Sale, other than as provided in the terms of the Scheduled Indebtedness. Any failure by Innovate to comply with the terms and conditions of this Agreement shall constitute an Event of Default under and as defined in the Secured Notes.

5.    In the event that Innovate receives a bona fide third party offer for an R2 Sale or a MediBeacon Sale or a DBM Sale, Innovate shall use its best efforts to accept such bid or bids, subject in all respects to the exercise by the Innovate Board of Directors of its fiduciary duties, and use commercially reasonable efforts to document and close such transaction in not more than sixty (60) days. Following acceptance of any such offer, Borrowers shall continue to provide Lenders with updates on the closing process as reasonably requested by Lenders and to the extent legally permitted.

6.    In the event of the repayment or repurchase of the Secured Note as provided pursuant to Sections 1, 2 or 3 above, concurrently with such repayment or repurchase of the Secured Note, Innovate shall use any remaining R2 Net Proceeds, MediBeacon Net Proceeds or DBM Net Proceeds to purchase, or cause its subsidiary to purchase or redeem, the equity held by Lenders provided on Schedule II hereto (the "Purchased Equity") for an aggregate purchase price of US$1,000,000 (the "Equity Price"), with such Equity Price allocated to each of the Lenders based on the pro rata holding of Purchased Equity attributable to each Lender, provided that, notwithstanding the foregoing if the Secured Note is not repaid or repurchased on or before November 9, 2024, then the Equity Price shall increase to US$2,000,000. Payment of the Equity Price shall be payment in full for the purchase or redemption of one hundred percent (100%) of the Purchased Equity.

7.    In the event that the Full Repayment Amount has not been paid in full on or before June 30, 2024, then Borrowers shall obtain an appraisal of the assets of Borrower, including without limitation spectrum assets and licenses, with such appraisal to be delivered to Lenders no later than September 30, 2024. The appraisal firm shall be selected by the Lenders, with the consent of Borrowers (which consent shall not be unreasonably withheld or delayed) on or before March 31, 2024, after obtaining fee quotes from at least three (3) qualified appraisal firms.

8.    Innovate covenants and agrees to cause (a) any R2 Net Proceeds and MediBeacon Net Proceeds to be distributed from Pansend to Innovate, and (b) any DBM Net Proceeds to be distributed from DBM to Innovate, in each case subject to the terms of the indebtedness of Innovate and its subsidiaries, including without limitation the Indenture Documents.

9.    Any payment hereunder with respect to the Secured Note for an amount less than the Full Repayment Amount shall be allocated applied on a pro rata basis to the accrued interest, outstanding principal, and accrued exit fees.

10.    Innovate represents and warrants to the Lenders that the terms of the Indenture Documents permit the R2 Net Proceeds, MediBeacon Net Proceeds, and DBM Net Proceeds to be used for payment of accrued and unpaid interest on the Secured Note, the outstanding principal amount of the Secured Note, accrued exit fees with respect to the Secured Note, and all other reasonable fees and expenses of Lenders with respect to the purchase of the Secured Note, on the terms provided in this Agreement.

    Lenders agree that references to consideration or payment received by Innovate as used herein shall mean receipt by Innovate only, and not receipt by any subsidiary of Innovate.

    Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument, signed by the Borrowers and Lenders. This Agreement will be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. This Agreement may not be assigned without the prior written consent of all other parties hereto. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile, PDF and other electronically formatted or transmitted signatures shall be deemed original signatures for all purposes of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

INNOVATE CORP.

By:    /s/ Michael J. Sena
    Michael Sena

Accepted and agreed as of the date set forth above:

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

By: Barings LLC, its Investment Adviser

By: /s/ Mark Hindson
Name: Mark Hindson
Title: Managing Director

GREAT AMERICAN INSURANCE COMPANY

By:    /s/ Stephen C. Beraha
Name:    Stephen C. Beraha
Title:    Assistant Vice President

[Signature Page to Letter Agreement]

SCHEDULE I
Scheduled Indebtedness

Principal
R2 Technologies
Lancer Capital	$ 17,349,195
Pansend Life Sciences, LLC	$ 7,200,078
Total R2 Technologies Principal	$ 24,549,273

MediBeacon
Pansend Life Sciences, LLC	$ 6,250,000
Steven Miller	$ 200,000
William Newlin II	$ 50,000
Shelley Newlin	$ 25,000
Mr. and Mrs. Douglas J. Balsley	$ 50,000
James Donnelly & Tracey Temanson	$ 250,000
Jeffrey & Amy Stern	$ 500,000
Troy and Jamie Hedman	$ 50,000
Kurt and Angela Balderston	$ 50,000
Thomas and Natalie Schieber	$ 250,000
Robert and Joanne Welsh	$ 100,000
David and Jill Wenzel	$ 350,000
Jonathan and Stacy Gallop	$ 50,000
Robert A. Contreras	$ 100,000
Christine M. and Brian J. Cooke	$ 50,000
Patrick J. Moore - 1st tranche	$ 100,000
Robert D. Millstone Recovable Trust	$ 155,000
Millstone Foundation	$ 250,000
Timothy and Monica Hanley - 1st tranche	$ 100,000
Joseph Bestgen	$ 200,000
The Riffle Family Trust	$ 350,000
Sean T. and Gina L. Donlin	$ 250,000
Rick Ryan	$ 100,000
BioAltum Consulting LLC	$ 50,000
David R. Wenzel & Jill C. Wenzel	$ 100,000
James W. Donnelly and Tracey J. Temanson	$ 200,000
Robert D. Millstone Revocable Trust	$ 100,000
The Riffle Family Trust	$ 350,000
Jeffrey E. Stern Revocable Trust U/I dtd. 9/17/04	$ 250,000

Principal
Steven B. Miller	$ 500,000
Balderston Living Trust DTD July 18, 2011	$ 50,000
Schieber Family Trust	$ 50,000
John P. Friel	$ 50,000
Patrick J. Moore - 2nd tranche	$ 50,000
Timothy and Monica Hanley - 2nd tranche	$ 100,000
Total convertible Notes (MediBeacon)	$ 11,680,000

Non-Convertible Notes Principal (Various)	$ 6,325,000
Pansend Life Sciences, LLC	$ 500,000
Total non-convertible notes Principal (MediBeacon)	$ 6,825,000

Total MediBeacon Principal Outstanding	$ 18,505,000

SCHEDULE II
Purchased Equity

HC2 Broadcasting Holdings Inc.

Common Stock

Shareholder	# of Shares
MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	12,245
Great American Insurance Company	8,163

Warrants:

Issue Date	Warrant Holder	Number	Exercise Price
08/07/2018	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	12,495	$0.01
08/07/2018	Great American Insurance Company	8,330	$0.01
10/24/2019	Great American Insurance Company	20,000	$0.01
10/24/2019	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	30,000	$0.01
08/31/2020	Great American Insurance Company	30,000	$0.01
08/31/2020	MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	45,000	$0.01

DTV America Corporation

Common Stock

Shareholder	# of Shares
MassMutual Ascend Life Insurance Company (f/k/a Great American Life Insurance Company)	1,333,333
Great American Insurance Company	888,889